UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.
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On June 3, 2016, Ashford Hospitality Prime, Inc. issued the following press release:

NEWS RELEASE

Contact:	Trevor Gibbons	Jordan Jennings	Marilynn Meek
	Edelman	Investor Relations	Financial Relations Board
	(212) 704-8166	(972) 778-9487	(212) 827-3773

SESSA CAPITAL’S APPEAL TO STAY THE DISTRICT COURT’S RULING AND POSTPONE THE ASHFORD PRIME ANNUAL SHAREHOLDER MEETING IS DENIED

DALLAS, June 3, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that a three-judge panel of the United States Court of Appeals for the Fifth Circuit denied Sessa Capital’s (“Sessa”) “emergency” motion to postpone the June 10, 2016 annual meeting pending Sessa’s appeal.  As a result of this ruling, the District Court’s decision will stand pending the appeal, and (i) Sessa's slate of candidates remains invalid and ineligible to stand for election to Ashford Prime's board at the 2016 annual meeting, (ii) Sessa, or any person acting in active concert with Sessa, is enjoined from submitting Sessa’s candidates to Ashford Prime’s shareholders for election to the board at the 2016 annual meeting; and (iii) Sessa, or any person acting in active concert with Sessa, is enjoined from soliciting proxy votes for Sessa’s candidates or distributing any proxy materials regarding Sessa's candidates. Accordingly, the Company continues to urge stockholders to discard any proxy materials received from Sessa and vote on the Company’s GOLD proxy card.

Monty J. Bennett, Ashford Prime's Chairman and Chief Executive Officer stated, “We are pleased that the court of appeals did not agree to Sessa's requests to upend the District Court's well-reasoned opinion or block our shareholder meeting.”  Bennett continued, “We look forward to holding the shareholder meeting on schedule without further distractions from Sessa and getting on with the business of creating value for all of Ashford Prime's shareholders.”

The Company's 2016 annual shareholder meeting is scheduled for Friday, June 10, 2016 beginning at 9:00 A.M. Central time, at the Dallas Embassy Suites located at 14021 Noel Road, Dallas, Texas 75240.

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Moelis & Company LLC is acting as financial advisor to Ashford Prime in connection with Sessa's proxy contest.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Important Information

Ashford Hospitality Prime, Inc. (“Ashford Prime”) plans to file with the SEC and furnish to its stockholders a Proxy Statement in connection with its 2016 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Ashford Prime files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants

Ashford Prime, its directors and named executive officers may be deemed to be participants in the solicitation of Ashford Prime’s stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s proxy statement dated April 17, 2015, which is filed with the SEC. To the extent holdings of Ashford Prime’s securities have changed since the amounts printed in the proxy statement, dated April 17, 2015, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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